UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Synovus Financial Corp.
(Exact name of registrant as specified in its charter)
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Georgia (State or other jurisdiction of incorporation or organization)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500 Columbus, Georgia (Address of principal executive offices)	31901 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E Liquation Preference $25.00 per Share	Name of each exchange on which each class is to be registered The New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333- 212916

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.          Description of Registrant’s Securities to be Registered.

For a description of the Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, no par value and $25 liquidation preference per share (the “Series E Preferred Stock”) of Synovus Financial Corp. (the “Registrant”), to be registered hereunder, reference is made to the information set forth under the heading “Description of the Preferred Stock” in the Registrant’s Prospectus Supplement dated June 24, 2019, as filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2019, pursuant to Rule 424(b)(5) under the Securities Act of 1933 and under the headings “Description of Capital Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3ASR (File No. 333-212916), filed with the Commission on August 4, 2016, which information is incorporated herein by reference.

Item 2.          Exhibits.

3.1
Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 9, 2010).

3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 29, 2014).

3.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2014).

3.4
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 21, 2018).

3.5
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant with respect to the Series E Preferred Stock, dated July 1, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 1, 2019).

3.6	Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 9, 2010).

4.1	Form of Certificate representing the Series E Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 1, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 1, 2019	SYNOVUS FINANCIAL CORP.

	By:	/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President, General Counsel and Secretary